EXHIBIT (A)(6)

                          NORTH TRACK FUNDS, INC.

                         CERTIFICATE OF CORRECTION
                                    TO
                          ARTICLES SUPPLEMENTARY


      This Certificate of Correction hereby corrects certain provisions contained in the Articles Supplementary of North Track Funds, Inc. ("North Track"), filed with the Maryland Department of Assessments and Taxation on March 5, 2001 (the "Articles Supplementary").

      The Articles Supplementary erroneously omitted from its table one series designated by the Board of Directors of North Track as the "Wisconsin Tax-Exempt Fund." The provision introducing the table also erroneously stated the numerical value of shares of stock to be issued as "1,000,000,000" rather than "10,000,000,000." The provision and the table listing the series of North Track and the number of shares to be allocated to those series erroneously appeared as follows:

            North Track, having been authorized to issue ten billion (1,000,000,000) shares of capital stock with a par value of one-tenth of one cent ($.001) per share, or an aggregate par value of ten million dollars ($10,000,000), has the following eight series in existence as of the effective date hereof:

      SERIES                                    NO. OF SHARES
      ------                                    -------------
      Tax-Exempt Fund                            50,000,000
      Government Fund                            50,000,000
      S&P 100 Plus Fund                          50,000,000
      Achievers Fund                             50,000,000
      Select Value Fund                          50,000,000
      PSE Tech 100 Index Fund                   150,000,000
      Managed Growth Fund                        50,000,000
      Dow Jones U.S. Health Care Plus Fund      150,000,000
      Dow Jones U.S. Financial Services
        Plus Fund                               150,000,000
      Cash Reserve Fund                         500,000,000

      As corrected, the provision contained in the table shall state as follows (the corrections being highlighted):

            North Track, having been authorized to issue ten billion (10,000,000,000) shares of capital stock with a par value of one-tenth of one cent ($.001) per share, or an aggregate par value of ten million dollars ($10,000,000), has the following NINE series in existence as of the effective date hereof:

      SERIES                                          NO. OF SHARES
      ------                                          --------------

      Wisconsin Tax-Exempt Fund                        50,000,000
            Tax-Exempt Fund                            50,000,000
      Government Fund                                  50,000,000
      S&P 100 Plus Fund                                50,000,000
      Achievers Fund                                   50,000,000
      Select Value Fund                                50,000,000
      PSE Tech 100 Index Fund                         150,000,000
      Managed Growth Fund                              50,000,000
      Dow Jones U.S. Health Care Plus Fund            150,000,000
      Dow Jones U.S. Financial Services Plus Fund     150,000,000
      Cash Reserve Fund                               500,000,000


                                    NORTH TRACK FUNDS, INC.



                                    By:  -------------------------
                                    Robert J. Tuszynski, President

                                    Attest:



                                    By:  --------------------------
                                    Kathleen J. Cain, Secretary

Dated: March 8, 2001
STATE OF WISCONSIN      )
                        ) SS
COUNTY OF MILWAUKEE     )

      On this 8th day of March, 2001, before me, a Notary Public for the State and County set forth above, personally came Robert J. Tuszynski, as President and Chief Executive Officer of North Track Funds, Inc., and Kathleen J. Cain, as Secretary of North Track Funds, Inc., and in their said capacities each acknowledged the foregoing Certificate of Correction to be the act and deed of said corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

      IN WITNESS WHEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.


                                    ----------------------------------
                                    Notary Public
                                    My Commission is permanent.

(SEAL)




























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